UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	September 29, 2022

Alfi, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40294	30-1107078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

429 Lenox Avenue
Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 395-4520

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALF	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $4.57	ALFIW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Alfi, Inc. (the “Company”) and Lee Aerospace, Inc. (the “Lender”) entered into Amendment No. 3 to Credit and Security Agreement (“Amendment No. 3”), dated as of September 29, 2022, which amended the Credit and Security Agreement, dated April 12, 2022, as subsequently amended by Amendment No. 1 thereto dated June 27, 2022 and Amendment No. 2 thereto dated August 5, 2022 (as so amended, the “Credit Agreement”). Pursuant to Amendment No. 3, the Company and the Lender amended the Credit Agreement in all respects necessary to increase the non-revolving line of credit by an aggregate amount of $505,000 and to further increase the non-revolving line of credit by the amount, if any, which the Lender loans to the Company after the date of Amendment No. 3, in excess of such amount. Borrowings made in connection with Amendment No. 3 were used by the Company for payroll and other operating expenses. To date, and giving effect to Amendment No. 3, the Company has borrowed $3,755,000 under the Credit Agreement, and such amount remains outstanding. The Lender is not obligated to loan any additional amounts to the Company under the Credit Agreement.

The Company also executed a Second Amended and Restated Non-Revolving Line of Credit Note to reflect the amendments to the Credit Agreement made by Amendment No. 3. Except as set forth above, Amendment No. 3 does not otherwise amend the terms of the Credit Agreement and the underlying credit facility, including the maturity date, interest rate, events of default and other provisions, descriptions of which are set forth in the Company’s Current Reports on Form 8-K filed on April 18, 2022, July 1, 2022 and August 8, 2022, and which descriptions are incorporated into this Item 1.01 by reference.

The Lender is wholly owned by an entity which is majority owned and controlled by James Lee, the Company’s Chairman of the Board of Directors and Interim Chief Executive Officer. Mr. Lee is also President of the Lender. In addition, Mr. Lee and the Lender, together, beneficially own approximately 35% of the shares of Common Stock.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures included in Item 1.01 above, including regarding Amendment No. 3, and the transactions completed thereby, are incorporated into this Item 2.03 in their entirety by reference.

Item 2.05	Costs Associated With Exit or Disposal Activities.

On October 5, 2022, in light of the Company’s business and financial condition, the Company laid off 15 employees. After giving effect to such layoffs, the Company has approximately 5 employees. As of the time of filing of this Current Report on Form 8-K, the Company is unable in good faith to make a determination of the estimates required by Item 2.05(b), (c) and (d) of Form 8-K.

Item 8.01	Other Information.

As previously disclosed, since its inception the Company has generated only nominal revenue from customers and business activity. Currently, the Company has very limited cash on hand. The Company’s efforts to raise sufficient additional capital through debt or equity financing have not been successful. The Company is considering alternatives, which may include selling assets, ceasing operations or filing a petition for bankruptcy under applicable bankruptcy laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Amendment No. 3 to Credit and Security Agreement, dated as of September 29, 2022, between Alfi, Inc. and Lee Aerospace, Inc.

99.2	Second Amended and Restated Non-Revolving Line of Credit Note, dated September 29, 2022, by Alfi, Inc. in favor of Lee Aerospace, Inc.

104	Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALFI, INC.

By:	/s/ Louis Almerini
Louis Almerini
Interim Chief Financial Officer

Date: October 5, 2022